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                                                        2300 North Tower
                                                        235 Peachtree St., N.E.
                                                        Atlanta, GA 30303-1499
                                                        404 330-2000

                                                        FAX 404 330-2047



January 24, 1997

                                            Grant Thornton
                                            Grant Thornton LLP Accountants and
                                                   Management Consultants

                                                   The U.S. Member Firm of
                                                   Grant Thornton International



Securities and Exchange Commission
Washington, D.C. 30549

RE:  Southern Crescent Financial Corporation
     File No. D04330.0000

Dear Sir:

We have read Item 4 of the Form 8-K of Southern Crescent Financial Corporation dated January 22, 1997, and agree with the statements contained therein.

Very truly yours,


/s/ Grant Thornton LLP
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